Exhibit 10.2

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT, is dated as of November 29, 2001, by and between Surgidyne, Inc., a Minnesota corporation (“Seller”) and Oxboro Medical, Inc., a Minnesota corporation (the “Company”).

WITNESSETH

WHEREAS, Seller and the Company have entered into an Asset Purchase Agreement, dated as of October 4, 2001 (the “Agreement”); and

WHEREAS, the parties to the Agreement wish to amend the Agreement to change the date for closing of the transactions contemplated by the Agreement and to make a clarification regarding accounts payable.

NOW, THEREFORE, in connection with and in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, Seller, Acquisition and the Company hereby agree as follows:

1.                                       Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Agreement.

2.                                       Section 7.1 is hereby amended to read in its entirety:

7.1           Closing.  The closing of the transaction contemplated by this Agreement (“Closing”) shall be held at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, Minneapolis, MN 55402 at 9:00 a.m. on January 15, 2002 or at such other time or place as the parties may mutually agree, but effective at the close of business on such date (the “Closing Date”).  Seller specifically acknowledges that time is of the essence in the Closing of this Agreement.

3.                                       Section 1.3(b) is hereby amended to read in its entirety:

b.             All (i) current trade accounts payable and (ii) other accounts payable of Seller which have been due in excess of 120 days in the amounts set forth on Exhibit 1.3(b) or on the Closing Payables Sheet.

4.                                       Except as modified herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect and are hereby ratified as of the date hereof by the parties hereto.  In the event of a conflict in the terms of the Agreement and this Amendment No. 1, the terms of this Amendment No. 1 shall control.

5.                                       This Amendment No. 1 to the Agreement may be executed in counterpart signature pages, each of which shall be deemed an original, and all such counterparts constitute but one instrument.

6.                                       Any provision of the Agreement may be further amended or waived, but only if in writing and signed by each party to this Amendment No. 1 to the Agreement, in the case of an amendment, or in the case of waiver, in writing and signed by the party against whom the waiver is to be effective.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to the Agreement as of the day and year first above written.

OXBORO MEDICAL, INC.

By:	/s/	J. David Berkley
Name:	J. David Berkley
Title:	President

SURGIDYNE, INC.

By:	/s/	Theodore Johnson
Name:	Theodore Johnson
Title:	Chairman of the Board